Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

December 19, 2008

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Board of Directors
NanoAsia Ltd.
Dongguan, Guangdong, China

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form S-1, Registration Statement under the Securities Act of 1933, filed by NanoAsia, Ltd. of our report dated November 11, 2008, relating to the financial statements of NanoAsia Ltd., a Nevada Corporation, as of and for the period ending August 31, 2008, and the reference to us under the caption “Experts”.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC